Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Variagenics, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 10th day of February, 2004.

ATLAS VENTURE FUND III, L.P.			ATLAS VENTURE ASSOCIATES III, L.P.

By:	Atlas Venture Associates III, L.P. General Partner		By:	Atlas Venture Associates III, Inc. General Partner

	By:	Atlas Venture Associates III, Inc.		By:	*
		General Partner			Christopher J. Spray President
By: *
Christopher J. Spray President

ATLAS VENTURE ENTREPRENEURS’ FUND III, L.P.				ATLAS VENTURE ASSOCIATES III, INC.

By:	Atlas Venture Associates III, L.P. General Partner			By:	*
Christopher J. Spray President
	By:	Atlas Venture Associates, Inc. General Partner

		By:	*
Christopher J. Spray President

*	*
Axel Bichara	Jean-Francois Formela

*
Christopher J. Spray

*	The undersigned attorney-in-fact, by signing her name below, does hereby sign this statement on behalf of the above indicated filers pursuant to Power of Attorney filed herewith as Exhibit 2.

/s/ Jeanne Larkin Henry

Jeanne Larkin Henry Attorney-in-fact